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                                                                    EXHIBIT 4(b)


                                PROMISSORY NOTE

                                                         Date: February 28, 2002

THE UNDERSIGNED REPRESENT THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES. For value received, the undersigned, jointly and severally, if more than one (the "Borrowers"), promise to pay to ALAN ZIMMER, HERBERT ZIMMER, and JEFFREY ZIMMER (collectively, the "Lenders") the sum of TWO MILLION Dollars ($2,000,000), in immediately available coin or currency of the United States of America. Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time in the following manner:

Payment of Interest. Interest shall be payable monthly on the fifth day of each month, and shall initially bear interest at a rate equal to the Prime Rate of Branch Banking and Trust Company (the "Bank") plus 6.0%.

Mandatory Principal Payments. To the extent permitted under that certain Credit Agreement among the Borrowers, Bank of America, N.A. ("Bank of America"), and the other lenders party thereto (the "B of A Agreement"), the Borrowers are required to make payments of principal in an amount equal to 100% of the amount permitted to be made in accordance with the B of A Agreement.

Any remaining amount of principal, along with accrued interest, is due in full at maturity on February 28, 2005.

In addition, the undersigned promises to pay to Lenders, or order, a late fee in the amount of two percent (2%) of any installment past due. When any installment payment is past due, subsequent payments shall first be applied to the past due balance; nonetheless, in all cases, payments shall be applied first to interest and other charges and then to principal. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Lenders' sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate. In no event shall the fixed payment amount be reduced below the original fixed payment amount specified above.

This note ("NOTE") is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Lenders:
Security Agreement conveying a security interest in favor of the Lenders dated the date hereof given by the undersigned.

All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between the undersigned and the Lenders.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Every one of the undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

The failure to pay any part of the principal or interest when due on this Note or to fully perform any covenant, obligation or warranty on this or any other liability to the Lenders by any one or more of the undersigned, by any affiliate of the undersigned (as defined in 11 USC Section (101)(2)), or by any guarantor or surety of this Note (said affiliate, guarantor, and surety are herein called Obligor), or if any financial statement or other representation made to the Lenders by any of the undersigned or any Obligor shall be found to be materially incorrect or incomplete, or in the event of default pursuant to any of the Agreements or any other obligation of any of the undersigned or any Obligor in favor of the Lenders, or in the event the Lenders demand that the undersigned secure or provide additional security for its obligations under this Note and security deemed adequate and sufficient by the Lenders is not given when demanded, or in the event one or more of the undersigned or any Obligor shall die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors, or where a proceeding under bankruptcy or insolvency laws is initiated by or against any of the undersigned or any Obligor, or in the event the Lenders should otherwise deem themselves, their security interest, or any collateral unsafe or insecure; or should the Lenders in good faith believe that the prospect of payment or other performance is impaired, or if there is an attachment, execution, or other judicial seizure of all or any portion of the Borrowers' or any Obligor's assets, and such seizure is not discharged within 20 days, or if final judgment for the payment of money shall be rendered against the Borrowers or any Obligor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed, or the termination of any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due to the Lenders by any one or more of undersigned shall immediately become due and payable without notice, at the option of the Lenders. From and after any event of default hereunder, interest shall accrue on the sum of the principal balance and accrued interest then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate"), provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of North Carolina; and further provided that such rate also shall apply after judgment, if applicable. In the event of any default, the then remaining unpaid principal amount and accrued but unpaid interest then outstanding shall bear interest at the Default Rate called for hereunder until such principal and interest have been paid in full. In addition, upon default, the Lenders may pursue their full legal remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Lenders to any party including any Obligor. Lenders shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Lenders expressly reserve the right to reject all such payment instruments. Borrowers agree that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently deposited by Lenders unless in fact such payment is in fact sufficient to pay the amount due hereunder.

The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate. Bank lends at rates above and below the Prime Rate, and the Prime Rate is one of several rate indexes employed by the Bank when extending credit. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an
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attorney for collection, the undersigned agrees to pay, in addition to principal and interest, all costs of collection and reasonable attorneys' fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned. From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing nor shall the undersigned makers, or any guarantor, endorser, or any person who is or might be liable hereon, either primarily or contingently, be released from such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Lenders. The Lenders may, at their option, charge any fees for the modification, renewal, additional advance, extension, or amendment of any of the terms of the Note permitted by applicable law. In case of a conflict between the terms of this Note and the Loan Agreement or Commitment Letter issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, and then the Commitment Letter. This Note shall be governed by and construed in accordance with the laws of North Carolina, and the Borrowers hereby submit to the jurisdiction of North Carolina in connection with any foreclosure or enforcement proceeding undertaken in connection with the Borrowers' property situated in North Carolina.

Borrowers agree that the only interest charge is the interest actually stated in this Note, and that any loan or origination fee shall be deemed charges rather than interest, which charges are fully earned and non-refundable. It is further agreed that any late charges are not a charge for the use of money but are imposed to compensate Lenders for some of the costs and losses associated with any delinquency or default under this Note, and said charges shall be fully earned and non-refundable when accrued. All other charges imposed by Lenders upon Borrowers in connection with this Note and the loan including, without limitation, any commitment fees, loan fees, facility fees, origination fees, discount points, default and late charges, prepayment fees, statutory attorneys' fees and reimbursements for costs and expenses paid by Lenders to third parties or for damages incurred by Lenders are and shall be deemed to be charges made to compensate Lenders for costs or losses incurred and to be incurred by Lenders in connection with this Note and the loan and shall under no circumstances be deemed to be charges for the use of money. All such charges shall be fully earned and non-refundable when due.

It is the intention of Lenders and Borrowers to conform strictly to the usury laws now or hereafter in effect, and any interest payable hereunder shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under applicable usury laws now or hereafter construed by courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of any provision of this Note or by reason of voluntary prepayment by the undersigned, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date of each advance of loan proceeds hereunder until payment and any interest in excess of the maximum amount permitted by law shall be cancelled automatically and, if paid, shall at the option of Lenders if allowed by applicable law, either be rebated to Borrowers or credited on the principal amount of this Note, or if all principal has heretofore been repaid, then the excess shall be rebated to Borrowers.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this Note to be executed under seal.


                                                       REEDS JEWELERS, INC.

                                             By:   /s/ Alan M. Zimmer
                                                  ------------------------------

                                             Title:  Alan M. Zimmer, President
                                                    ----------------------------


                                                  REEDS FINANCIAL SERVICES, INC.

                                             By:   /s/ Alan M. Zimmer
                                                  ------------------------------

                                             Title:  Alan M. Zimmer, President
                                                    ----------------------------


                                                  REEDS JEWELERS OF NORTH
                                                  CAROLINA, INC.

                                             By:   /s/ Alan M. Zimmer
                                                  ------------------------------

                                             Title:  Alan M. Zimmer, President
                                                    ----------------------------


                                                   REEDS CORPORATE SERVICES INC.

                                             By:   /s/ Alan M. Zimmer
                                                  ------------------------------

                                             Title:  Alan M. Zimmer, President
                                                    ----------------------------


                                                  REEDS INSURANCE SERVICES, LTD.

                                             By:   /s/ Alan M. Zimmer
                                                  ------------------------------

                                             Title:  Alan M. Zimmer, President
                                                    ----------------------------


Doc. No. 340974.1